UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 29, 2015

Century Aluminum Company
(Exact Name of Registrant as Specified in Charter)

Delaware	1-34474	13-3070826
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One South Wacker Drive Suite 1000 Chicago, Illinois (Address of Principal Executive Offices)	60606 (Zip Code)
(312) 696-3101
(Registrant's telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition.

On October 29, 2015, Century Aluminum Company (the “Company”) issued a press release announcing its results of operations for the quarter ended September 30, 2015.  A copy of the Company’s press release is attached as Exhibit 99.1 and is incorporated herein by reference.

The Company will hold a follow-up conference call on Thursday, October 29, 2015, at 5:00 p.m. Eastern Time. The earnings call will be webcast live on the Company’s website, located at www.centuryaluminum.com.  Anyone interested in listening to the live webcast should plan to begin the registration process for the webcast at least 10 minutes before the live call is scheduled to begin.  A replay of the webcast and associated presentation materials will be archived and available for replay approximately two hours following the live call.

The information in this Current Report and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits

Exhibit Number	Description
99.1	Press Release dated October 29, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTURY ALUMINUM COMPANY
Date:	October 29, 2015	By:	/s/ Jesse E. Gary
			Name: Title:	Jesse E. Gary Executive Vice President, General Counsel and Secretary

Exhibit Index

Exhibit Number	Description
99.1	Press Release dated October 29, 2015.